EXHIBIT 99.3a


               DISTRIBUTION AND ADMINISTRATIVE SERVICES AGREEMENT


AGREEMENT made this 10th day of January 1995, by and between Northern Life Insurance Company, a Washington corporation, ("Northern") on its own behalf and on behalf of Separate Account One ("Variable Account") and Washington Square Securities, Inc. a Minnesota corporation ("WSSI") which is a member of the National Association of Securities Dealers, Inc. ("NASD") and is registered as a broker-dealer with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "1934 Act").

WHEREAS, Northern has established and maintains the Variable Account, a separate investment account, for the purpose of issuing variable annuity contracts ("Contracts"), to commence on the effective date of the Registration Statement relating to the Contract and Variable Account filed with the Securities and Exchange Commission on Form N-4 pursuant to the Securities Act of 1933, as amended (the "1933 Act") and the Investment Company Act of 1940, as amended (the "l940 Act"); and

WHEREAS, Northern and WSSI are affiliated as direct wholly owned subsidiaries of Northwestern National Life Insurance Company, a direct wholly owned subsidiary of The NWNL Companies, Inc.; and

WHEREAS, Northern desires to retain WSSI as the Distributor and Principal Underwriter for the sale and distribution of the Contracts to the public directly and through other broker-dealers and WSSI is willing to render such services; and

WHEREAS, Northern as issuer of the Contracts will retain certain records regarding the Contracts, some of which are also required to be kept by WSSI, since the Contracts are securities under federal law; and

WHEREAS, the parties desire Northern to act as recordkeeping and servicing agent for WSSI with respect to the distribution of the Contracts by and through WSSI and thus obtain a mutually advantageous economic result without the necessity and expense of keeping a dual set of records for the Contracts;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties agree as follows:

I.   DISTRIBUTION OF CONTRACTS

     A. PRINCIPAL UNDERWRITER. Northern hereby appoints WSSI, during the term of this Agreement, subject to the registration requirements of the 1933 Act and the 1940 Act and the provisions of the 1934 Act, to be the Distributor and Principal Underwriter for the sale of Contracts to the public in each state and other jurisdictions in which the Contracts may be lawfully sold. WSSI shall offer the Contracts for sale and distribution at prices set by Northern.

     B. SELLING AGREEMENTS. WSSI is hereby authorized to enter into separate written agreements ("Selling Agreements"), on such terms and conditions as WSSI and Northern determine are not inconsistent with this Agreement, with such organizations that agree to participate as a broker-dealer in the distribution of the Contracts and to use their best efforts to solicit applications for Contracts. Any such broker-dealer (hereinafter "Broker"), shall be both registered as a broker-dealer under the 1934 Act and a member of the NASD. The Selling Agreement shall require Broker and its agents or representatives soliciting applications for Contracts to be duly and appropriately licensed, registered and otherwise qualified for the sale of the Contracts (and the riders offered in connection therewith) under the insurance laws and any applicable blue sky laws of each state or other jurisdiction in which such Contracts may be lawfully sold and in which Northern is licensed to sell such Contracts. Northern shall undertake to appoint Broker's qualified agents or representatives as life insurance agents of Northern, provided that Northern reserves the right to refuse to appoint any proposed representative or agent, or once appointed, to terminate such appointment. All Selling Agreements shall require Brokers to supervise their agents or representatives.

     WSSI now serves, and may hereafter serve as general distributor of variable annuity contracts and variable life insurance policies issued by other life insurance company issuers under common control with Northern and WSSI. In such case, provided such other issuers consent, WSSI may amend existing selling agreements (which are substantially equivalent to those described herein), or prepare new ones, which include the right to distribute the Contracts hereunder.

     C. SUITABILITY. Northern desires to ensure that Contracts will be sold to purchasers for whom the Contracts will be suitable. WSSI shall require that Brokers and their representatives make recommendations to an applicant for the purchase of a Contract based on reasonable grounds that the purchase of the Contract is suitable for such applicant.

     D. CONFORMITY WITH REGISTRATION STATEMENT AND APPROVED SALES MATERIALS. In performing its duties as Distributor, WSSI will act in conformity with the Prospectus and with the instructions and directions of Northern, the requirements of the 1933 Act, the 1934 Act, the 1940 Act, and all other applicable federal and state laws and regulations. WSSI shall not give any information nor make any representations concerning any aspect of the Contract or of Northern's operations to any persons or entity unless such information or representations are contained in the Registration Statement and the pertinent prospectus filed with the Securities and Exchange Commission, or are contained in sales or promotional literature approved by Northern. WSSI will not use any sales promotion material and advertising which has not been previously approved by Northern and will impose this same requirement upon all Brokers with whom WSSI enters into Selling Agreements.

     E. REVIEW OF ADVERTISING AND SALES MATERIALS. WSSI will provide Northern with at least one copy of all sales presentations, mailings, sales promotion materials, advertising and any other marketing materials in connection with the distribution or sale of the Contracts, regardless of by whom prepared, for approval prior to their first use.

     F. APPLICATIONS. Completed applications for contracts solicited by a Broker through its agents or representatives shall be transmitted directly to Northern, P.O. Box 12530, Seattle, Washington 98111, or such other address as it may direct in writing. All payments under the Contracts shall be made by check payable to Northern or by other method acceptable to Northern, and if received by WSSI, shall be held at all times in a fiduciary capacity and remitted promptly to Northern. All such payments will be the property of Northern. Northern has the sole authority to approve or reject such applications or payments.

II.  RECORDKEEPING AND ADMINISTRATIVE SERVICES

     A. COMMITMENT TO KEEP RECORDS. Northern hereby undertakes to maintain and preserve on behalf of WSSI the books and records required to be maintained and preserved by WSSI pursuant to Rules 17a-3 and 17a-4 under the Act and to permit examination of such books and records at any time or from time to time during business hours by WSSI, its auditors and attorneys and by examiners or other representatives of the Securities and Exchange Commission, and to furnish to said Commission at its principal office in Washington, D.C., or at any Regional Office of said Commission specified in demand made by or on behalf of said Commission for copies of books and records, true, correct, complete and current copies of any or all, or any part, of such books and records. This undertaking shall be binding upon Northern, its successors and assigns. Nothing herein contained shall be deemed to relieve WSSI from the responsibility that such books and records be accurately maintained and preserved as specified in Rule 17a-3 and Rule 17a-4.

     B. ADMINISTRATIVE SERVICES. Northern will provide the services enumerated in Schedule A with respect to the Contracts. To the extent such services include the payment of commissions to the sales personnel of WSSI or dealer concessions to Brokers, Northern will provide such services to WSSI as a purely ministerial act and the records in respect of such payments will be reflected on the books and records maintained by or for WSSI.

III.  GENERAL PROVISIONS

     A. COMPENSATION. Northern agrees to compensate WSSI for the services WSSI performs under this Agreement as determined from time to time by mutual agreement between Northern and WSSI. WSSI will not make any payment to Northern for the services Northern performs hereunder in recognition of the fact that Northern must keep all the enumerated records set forth in Exhibit A and that this Agreement provides for the economic keeping of such records by affiliated companies.

     B. TERMINATION. This Agreement may be terminated at any time, for any reason, by either party on 60 days' written notice to the other party, without the payment of any penalty. Upon termination of this Agreement, all authorizations, rights and obligations shall cease except the obligation to settle accounts hereunder, including commissions on purchase payments subsequently received for contracts in effect at time of termination.

     C. ASSIGNMENT. Either party may assign or transfer this Agreement or contract with others to perform or provide any of the services to be provided hereunder only with the prior written consent of a duly authorized officer of the other party.

     D. REGULATION. This Agreement shall be subject to the provisions of the 1940 Act and the 1934 Act and the rules, regulations and rulings thereunder, and of the applicable rules and regulations of the NASD and applicable state insurance law and other applicable law, from time to time in effect, and the terms hereof shall be interpreted and construed in accordance therewith.

     E. SEVERABILITY. If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     F. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Washington.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

NORTHERN LIFE INSURANCE COMPANY

By:

Title: Vice President, Marketing


WASHINGTON SQUARE SECURITIES, INC.

By:    /s/ Michael Fanning
       Michael R. Fanning

Title: President and Chief Operating Officer

                                    EXHIBIT A

A.   ISSUANCE OF CONTRACT

     1. Reviews form of application, applies issuance criteria to application for annuity Contract.

     2. For applications submitted by registered representative of WSSI, refers same to a registered principal of WSSI for review of suitability materials and new account information and sign-off by a registered principal that this has occurred.

     3. Notifies dealer/agent of any error or missing data needed to establish participant, annuitant or Contract owner records.

     4. If issuance criteria are met, prepares Contract data page, prepares issued Contract, and mails to Contract owners or registered to representatives/agents.

     5. Establishes and maintains participant, annuitant, and Contract owner records, as applicable, on authorized storage/retrieval systems.

     6. Causes to have printed and maintains supply of confirmation statements. Prepares and mails confirmation statements of purchases to Contract owners with copies to registered representatives/agents, if required.

     7. Deposits monies received with application into the designated Account (see "Banking" below).

     8. Causes to have printed and maintains inventory of issue related forms, Contracts and endorsements.

B.   BILLING AND COLLECTION

     1. Receives purchases payments and reconciles amount paid with returned billing statements or other remittance media.

     2. Prepares and mails confirmation statement of purchase payments to Contract owners with copies to registered representatives/ agents, if requested.

     3. Updates the Contract owner master records and other records to reflect payments received, and performs accounting distribution of each payment received.

     4. Deposits cash received under the Contracts into a designated bank account (see "Banking" below).

     5. Transmits daily accounting and bank transfer authorization summaries prepared for each valuation period.

     6. Prepares individual bills or group billing lists for all periodic payment Contracts (confirmation can double as billing statement, if desired).

     7. Prepares pre-authorized checks ("PAC"). Causes to have printed and maintains supply of PAC authorization forms. Generates and deposits PAC's on appropriate schedule.

C.   BANKING

     1. Microfilms all checks. Balances, edits, endorses and prepares daily deposit.

     2.   Deposits are placed into depository account.

     3.   Transfer funds from the depository account to the applicable Account.

     4. On dishonored items, reverses transactions, prepares reports, and communicates with Contract owner.

     5. Receives funds from Accounts for transfer into disbursement account and tax withholding account.

     6.   Prepares disbursement checks (see "Disbursement" below).

     7. Prepares daily cash journal summary reports and transmits by facsimile transmission. Mails detail of activity.

D.   ACCOUNTING/AUDITING

     1. Provides information necessary to post accounting entries to the general account ledger, including amounts withheld from annuity payments for taxes.

     2. Generates accounting information necessary to post entries to Separate Account ledgers.

     3. Prepares daily accounting reports for Contracts maintained on the system.

     4.   Determines the "Net Amount Available for Investment."

     5. Retains systems generated reports in accordance with a retention schedule mutually established. Provides access to such reports for internal and external auditing.

     6. Assists with annual audit of Variable Account financials conducted for purposes of financial statement certification and publication. Accommodates WSSI or regulatory audits, as required.

E.   PRICING/VALUATION

     1. Receives information needed in determining Variable Account unit values from the Investment Company transfer agent. This information includes the daily net asset value of the underlying Investment Company and any capital gains or dividend distribution made by the Investment Company.

     2. Performs unit valuation procedure for accumulation and annuity (payout) unit values for the Separate Account based upon valuation information from the Investment Company.

     3. Performs valuation of annuity reserves, minimum death benefits contingency reserves, etc., associated with the variable annuity contracts.

     4. Collect the number of Investment Company shares from the Investment Company transfer agent. Compares assets (Investment Company market value, accrued dividend/ capital gains) to liability (participant value which is total amount multiplied by Variable Account unit value). Calculates daily asset charge. Redeems asset charges periodically.

F.   CONTRACT OWNER SERVICE/RECORD MAINTENANCE

     1. Processes Contract owner service requests, including information requests, beneficiary changes, transfer of assets between eligible investment vehicles, and changes of any other information maintained on the system.

     2. Researches inquiries using both data stored in the system and microfilm records. Responds directly to questions or inquiries relating to transaction records or current account value.

     3. Prepares a set of daily journals confirming changes made to participant, annuitant, or Contract owner accounts. Microfilms copies of communications from and to participants, annuitants, and Contract owners.

G.   DISBURSEMENT (SURRENDERS, BORROWINGS, CLAIMS)

     1. Notifies Contract owners of qualified minimum distribution regulations at appropriate time.

     2. Receives requests for partial or full surrenders, minimum distributions, partial withdrawals and death claims from Contract owners and beneficiaries. Accounts for any Contract administrative charge.

     3. Processes minimum distribution, surrender and partial withdrawal requests and death claims against the participant master files.

     4. Prepares checks for surrenders, partial withdrawals, and death claims and forwards to Contract owner, annuitant, and designated payee.

     5. Prepares and mails confirmation statements of disbursement transactions to Contract owners with copies to registered representatives/agents, if requested.

     6.   Prepares report on surrenders, partial withdrawals, and death claims.

     7. Reviews, causes to have printed, and maintains adequate supply of checks.

H.   COMMISSIONS

     1. Creates and maintains detailed commission transaction records for each financial transaction processed.

     2. Creates commission adjustment transactions, as necessary, due to cancellations, lapses, and the like.

     3.   Prepares commission statements and checks, if required.

     4. Prepares commission interface to WSSI in machine readable form, as required.

     5.   Creates agent tax reporting forms, as required.

I.   ANNUITY BENEFIT PROCESSING

     1. Receives information with respect to annuities going into the annuity (payout) phase.

     2. Calculates the amount of the initial annuity payment for variable payout.

     3.   Deducts applicable premium taxes.

     4.   Calculates annuity reserves.

     5.   Processes annuity reserve adjustments.

J.   PROXY PROCESSING

     1. Receives record date information and proxy solicitation from Investment Companies.

     2.   Prepares proxy cards.

     3.   Mails annual solicitations (and Resolicitations, if necessary).

     4.   Maintains proxy registers and other required proxy material.

K.   PERIODIC REPORTS TO CONTRACT OWNERS

     1. Collates information necessary to prepare semi-annual reports for Variable Account.

     2. Inserts and mails statement of Account to each participant, annuitant, or Contract owner.

     3. Prepares and mails statement of Account to each participant, annuitant, or Contract owner.

L.   REGULATORY STATEMENT REPORTS

     1. Collates relevant financial information for preparation of convention blanks for Variable Account.

     2. Prepares IRS Reports 1099-R, W-2P, and 5498 as required for Contract owners who made contributions or received annuity payments or distributions. Mail to Contract owners and file with IRS.

     3. Maintains Taxpayer Identification Numbers for Contract owners and performs withholding and backup withholding as required by the Internal Revenue Code and regulations thereunder.

     4. Responds to requests from plan administrators or trustees for information affecting the plan or participants for qualified plans.

     5. Provides relevant financial data for preparation of the Annual SEC Report for Separate Accounts under the Investment Company Act of 1940.

M.   PREMIUM TAXES

     1.   Collects and accounts for premium taxes as appropriate.

     2. Prepares and maintains premium tax records by Contract owner and by state.

N.   FINANCIAL AND MANAGEMENT REPORTS

     1. Prepares and makes available to WSSI upon request the reports listed below.

                  ITEMS                                  PRODUCTION DATES

          General Distributor Compensation
            Statement.................................1st and 15th of each month
          Commission Statement........................1st and 15th of each month
          Commissions Check Register..................1st and 15th of each month
          Commission Proofs...........................1st and 15th of each month
          Cash Recap Report...........................Daily
          Agents' Negative Balance Listing............1st and 15th of each month
          Commissions Suspended File Listing..........1st and 15th of each month
          Agent Balance Forward Net Change
            Report....................................1st and 15th of each month
          Annuity Commissions Transactions not
            Processed.................................1st and 15th of each month
          Agent Summary Listing.......................1st and 15th of each month
          NWNL Detail Production Report by
            Region/Division...........................End of each month
          Report Listing contracts where Owner
            and Annuitant differ......................End of each month
          Daily Price Report..........................Daily
          Daily Production Report.....................Daily
          As of Transaction Report....................Daily
          Annuity Masterfile Update ..................Daily
          Annuity New Policy Register ................Daily
          Gain and Loss Report .......................Daily
          Cash Recap Supersheet ......................Daily
          Unit Value Supersheet ......................Daily
          Address Change Report ......................Daily
          Nightly Pricing Sheet ......................Daily
          Cash Transfers on Fixed Account.............Daily
          Checks for Asset Charges, Sales
            Charges, Liquidations and State Taxes ....Daily

0.   AGENT LICENSING RECORDKEEPING

     1. Appoints and terminates appointments of agents for state insurance licensing purposes, maintains agent license status information as required:

          (a)  New Agents
          (b)  Changes in Status
          (c)  Agents Terminated

     2. Establishes, maintains, or deletes agent records on computer system, as required.

     3. Edits against agent records when processing transactions against a Contract.